UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2016

WAYSIDE TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Industrial Way West, Suite 300 Eatontown, New Jersey	07724
(Address of principal executive offices)	(Zip Code)

732-389-8950

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Vice President and Chief Financial Officer

Michael Vesey, age 54, has been appointed as Vice President and Chief Financial Officer of Wayside Technology Group, Inc. (the “Company”) effective as of October 3, 2016.

As Vice President and Chief Financial Officer, Mr. Vesey is eligible to participate in the Company’s 2012 Stock-Based Compensation Plan and 2016 Executive Incentive Plan.  Pursuant to his offer of employment, Mr. Vesey will receive an annual base salary of $175,000, subject to increase at the discretion of the Compensation Committee of the Company’s Board of Directors, as well as a pro-rated bonus for 2016 based upon achievement of certain 2016 performance goals.  After 90 days of employment and a satisfactory performance review, Mr. Vesey will receive a restricted stock grant of 10,000 shares that shall be subject to vesting in 20 quarterly installments.  Additionally, he will be entitled to participate in some, if not all, of the Company’s benefit plans.

Mr. Vesey’s employment with the Company is “at will” and may be terminated by the Company or Mr. Vesey at any time, for any reason, with or without notice.  In the event the Company terminates Mr. Vesey’s employment without cause or Mr. Vesey terminates his employment for good reason, both after 90 days of employment and a satisfactory performance review, Mr. Vesey will be entitled to receive a severance payment equal to six months of his base salary in effect at the time of termination.  In the event of the consummation of a change of control transaction, outstanding unvested equity awards will become immediately vested and Mr. Vesey will be entitled to receive a lump-sum payment equal to 1.0 times his then current annual salary and incentive bonus, if any, earned in the year prior to such change in control transaction.  Additionally, as a condition of his employment, Mr. Vesey entered into a confidentiality, non-compete and non-solicitation agreement.  Pursuant to such agreement, Mr. Vesey agrees, among other things, not to (i) disclose trade secrets and confidential information during the term of his employment with the Company and thereafter, (ii) compete with the Company during the term of his employment and (iii) solicit any client, customer or employee of the Company during the term of his employment and for a period of one year thereafter.

Mr. Vesey brings to the Company over 25 years of financial, transactional, SEC reporting, and accounting experience for public and private technology companies. Most recently, he served as Vice President of SEC Reporting of OTG Management, Inc. from January to September 2016.  Prior to that, Mr. Vesey served as Senior Vice President and Chief Financial Officer from 2011 to 2015, and Vice President Corporate Controller from 2006 to 2011, of Majesco Entertainment Company, a NASDAQ listed publisher and distributor of interactive entertainment software. Mr. Vesey is a certified public accountant and, holds a Master of Finance degree from Penn State University. He began his career with the accounting firm KPMG.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated October 4, 2016.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYSIDE TECHNOLOGY GROUP, INC.

Date: October 4, 2016	By:	/s/ Simon F. Nynens
	Name:	Simon F. Nynens
	Title:	Chairman of The Board, President and Chief Executive Officer

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